Exhibit 99.1

MADISON SQUARE GARDEN SPORTS CORP. REPORTS

RECORD FULL-YEAR RESULTS FOR FISCAL 2022

Record Revenues of $821.4 Million, Operating Income of $86.1 Million and AOI of $142.2 Million for FY2022(1)(2)

FY2022 Fourth Quarter Revenues of $175.2 Million, Operating Income of $23.7 Million and AOI of $33.2 Million(1)

NEW YORK, N.Y., August 18, 2022 - Madison Square Garden Sports Corp. (NYSE: MSGS) today reported financial results for the fourth quarter and fiscal year ended June 30, 2022.

The fiscal 2022 fourth quarter was highlighted by the New York Rangers’ (“Rangers”) participation in the NHL playoffs, which included 10 home playoff games at the Madison Square Garden Arena (“The Garden”) and culminated in the team’s return to the Eastern Conference Finals. This followed the completion of full 2021-22 regular season schedules for both the New York Knicks (“Knicks”) and Rangers. The Company continued to benefit from robust consumer and corporate demand through the end of the seasons, capping off a year that saw record full-year financial results for revenues, operating income and adjusted operating income, with every major revenue category – tickets, media rights, suites and sponsorships, as well as food, beverage and merchandise – exceeding results for fiscal 2019, which was the last full year prior to the pandemic.(1)(2)

Results for the fourth quarter and fiscal year ended June 30, 2022 reflect significant improvement compared to the COVID-19 impacted fourth quarter and fiscal year ended June 30, 2021. For fiscal 2022, the Company generated revenues of $821.4 million as compared to $415.7 million in revenues in the prior year. In addition, the Company had operating income of $86.1 million and adjusted operating income of $142.2 million, compared to an operating loss of $78.4 million and an adjusted operating loss of $12.5 million in the prior year.(1)

For the fiscal 2022 fourth quarter, the Company generated revenues of $175.2 million as compared to $146.9 million in revenues in the prior year quarter. In addition, the Company had operating income of $23.7 million and adjusted operating income of $33.2 million, compared to an operating loss of $20.8 million and an adjusted operating loss of $5.8 million in the prior year quarter.(1)

Madison Square Garden Sports Corp. President and CEO Andrew Lustgarten said, “Over the course of the fiscal year, we continued to see significant demand for the Knicks and Rangers from our fans and corporate partners, which drove record-high financial results for our Company. Looking ahead, we already see this momentum carrying over into fiscal 2023 and remain confident that we are well positioned to drive long-term growth and shareholder value.”

Results from Operations

Results for the quarter and year ended June 30, 2022 and 2021 are as follows:

	Three Months Ended June 30,		Change		Twelve Months Ended June 30,		Change
$ millions	2022	2021	$	%	2022	2021	$	%
Revenues	$175.2	$146.9	$28.3	19%	$821.4	$415.7	$405.6	98%
Operating income (loss)	$23.7	$(20.8)	$44.5	NM	$86.1	$(78.4)	$164.5	NM
Adjusted operating income (loss)(1)	$33.2	$(5.8)	$39.0	NM	$142.2	$(12.5)	$154.7	NM

Note: Does not foot due to rounding

1.	See page 3 of this earnings release for the definition of adjusted operating income (loss) included in the discussion of non-GAAP financial measures.
2.

Fiscal 2019, 2020, and all prior fiscal full-year results adjusted for the spin-off of Madison Square Garden Entertainment Corp. (“MSG Entertainment”). The financial results of MSG Entertainment, as well as the sports booking business previously owned and operated by the Company through its MSG Sports segment, are reflected as discontinued operations in all periods prior to the spin-off.

Summary of Reported Results from Operations for the Fiscal 2022 Fourth Quarter

For the fiscal 2022 fourth quarter, the Company generated revenues of $175.2 million, as compared to revenues of $146.9 million in the prior year period, an increase of $28.3 million, or 19%.

Playoff-related revenues increased $49.6 million primarily due to the Rangers playing ten home playoff games as the team advanced to the Eastern Conference Finals in the current year period as compared to the Knicks playing three home playoff games in the prior year period.

Pre/regular season ticket-related revenues increased $27.0 million, suite license fee revenues increased $13.6 million, and food, beverage and merchandise sales increased $3.5 million, all as compared to the prior year period, primarily as a result of the elimination of attendance restrictions at The Garden that were in place during the prior year period. The increase in ticket-related revenues and food, beverage and merchandise sales were partially offset by the impact of the compressed timing of the shortened NBA and NHL 2020-21 seasons, which resulted in 11 fewer regular season home games in the current year period as compared to the prior year period.

League distribution revenues decreased $39.7 million as compared to the prior year period primarily due to the compressed timing of the shortened NBA and NHL 2020-21 seasons, which resulted in revenue being recognized over a shorter time frame in the prior fiscal year, as well as the recognition of a $21.0 million NHL expansion fee in the prior year period, partially offset by the impact of the new U.S. national media rights agreements for the NHL and higher rates for NBA national media rights in the current year period.

Local media rights fees decreased $21.7 million primarily due to the net impact of the compressed timing of the shortened NBA and NHL 2020-21 seasons in the prior year period, which resulted in revenue being recognized over a shorter time frame in the prior fiscal year, partially offset by the impact of contractual rate increases in the current year period. In addition, sponsorship and signage revenues decreased $4.6 million primarily due to the compressed timing of the shortened NBA and NHL 2020-21 seasons, partially offset by the elimination of attendance restrictions at The Garden that were in place during the prior year period.

Direct operating expenses of $92.9 million decreased $6.1 million, or 6%, as compared to the prior year period. Team personnel compensation decreased $35.0 million and other team operating expenses decreased $8.1 million, both as compared to the prior year period, primarily due to the compressed timing of the shortened NBA and NHL 2020-21 seasons, which resulted in expenses being recognized over a shorter time frame in the prior fiscal year. In addition, net provisions for certain team personnel transactions decreased $6.5 million as compared to the prior year period. These decreases were partially offset by an increase in net provisions for league revenue sharing expense (net of escrow) of $24.6 million as compared to the prior year period, primarily due to significantly higher escrow recoveries in the prior year period, which reflected the impact of the COVID-19 pandemic. In addition, playoff-related expenses increased $20.1 million as compared to the prior year period primarily due to the greater number of home playoff games in the current year period as compared to the prior year period.

Selling, general and administrative expenses of $57.4 million decreased $10.6 million, or 16%, as compared to the prior year period, primarily due to lower employee compensation and related benefits, including the absence of severance expense related to team executives which was recognized in the prior year period. The overall decrease in expenses was partially offset by higher playoff-related expenses as compared to the prior year period.

Operating income of $23.7 million increased $44.5 million and adjusted operating income of $33.2 million increased by $39.0 million, both as compared to the prior year period, primarily due to the increase in revenues, the decrease in selling, general and administrative expenses and, to a lesser extent, lower direct operating expenses.

About Madison Square Garden Sports Corp.

Madison Square Garden Sports Corp. (MSG Sports) is a leading professional sports company, with a collection of assets that includes: the New York Knicks (NBA) and the New York Rangers (NHL); two development league teams – the Westchester Knicks (NBAGL) and the Hartford Wolf Pack (AHL); and esports teams through Counter Logic Gaming, a North American esports organization, and Knicks Gaming, an NBA 2K League franchise. MSG Sports also operates two professional sports team performance centers – the MSG Training Center in Greenburgh, NY and the CLG Performance Center in Los Angeles, CA. More information is available at www.msgsports.com.

Non-GAAP Financial Measures

We define adjusted operating income (loss), which is a non-GAAP financial measure, as operating income (loss) excluding (i) deferred rent expense under the arena license agreements with MSG Entertainment, (ii) depreciation, amortization and impairments of property and equipment, goodwill and other intangible assets, (iii) share-based compensation expense or benefit, (iv) restructuring charges or credits, (v) gains or losses on sales or dispositions of businesses, (vi) the impact of purchase accounting adjustments related to business acquisitions, and (vii) gains and losses related to the remeasurement of liabilities under the Company’s Executive Deferred Compensation Plan (which was established in November 2021). Because it is based upon operating income (loss), adjusted operating income (loss) also excludes interest expense (including cash interest expense) and other non-operating income and expense items. We believe that given the length of the arena license agreements and resulting magnitude of the difference in deferred rent expense and the cash rent payments, the exclusion of deferred rent expense provides investors with a clearer picture of the Company’s operating performance. We believe that the exclusion of share-based compensation expense or benefit allows investors to better track the performance of our business without regard to the settlement of an obligation that is not expected to be made in cash. In addition, we believe that the exclusion of gains and losses related to the remeasurement of liabilities under the Company’s Executive Deferred Compensation Plan, which are included for the first time this period, provides investors with a clearer picture of the Company’s operating performance given that, in accordance with GAAP, gains and losses related to the remeasurement of liabilities under the Company’s Executive Deferred Compensation Plan are recognized in Operating (income) loss whereas gains and losses related to the remeasurement of the assets under the Company’s Executive Deferred Compensation Plan, which are equal to and therefore fully offset the gains and losses related to the remeasurement of liabilities, are recognized in Miscellaneous income (expense), net, which is not reflected in Operating income (loss).

We believe adjusted operating income (loss) is an appropriate measure for evaluating the operating performance of our Company. Adjusted operating income (loss) and similar measures with similar titles are common performance measures used by investors and analysts to analyze our performance. Internally, we use revenues and adjusted operating income (loss) as the most important indicators of our business performance, and evaluate management’s effectiveness with specific reference to these indicators. Adjusted operating income (loss) should be viewed as a supplement to and not a substitute for operating income (loss), net income (loss), cash flows from operating activities, and other measures of performance and/or liquidity presented in accordance with U.S. generally accepted accounting principles (“GAAP”). Since adjusted operating income (loss) is not a measure of performance calculated in accordance with GAAP, this measure may not be comparable to similar measures with similar titles used by other companies. For a reconciliation of operating income (loss) to adjusted operating income (loss), please see page 5 of this release.

Forward-Looking Statements

This press release may contain statements that constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. Investors are cautioned that any such forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties, and that actual results, developments and events may differ materially from those in the forward-looking statements as a result of various factors, including financial community and rating agency perceptions of the Company and its business, operations, financial condition and the industry in which it operates, the impact of the COVID-19 pandemic and the factors described in the Company’s filings with the Securities and Exchange Commission, including the sections titled “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” contained therein. The Company disclaims any obligation to update any forward-looking statements contained herein.

# # #

Contact:

Ari Danes, CFA

Investor Relations and Financial Communications

(212) 465-6072

Conference Call Information:

The conference call will be Webcast live today at 10:00 a.m. ET at investor.msgsports.com

Conference call dial-in number is 888-660-6386 / Conference ID Number 6996895

Conference call replay number is 800-770-2030 / Conference ID Number 6996895 until August 25, 2022

MADISON SQUARE GARDEN SPORTS CORP.

CONSOLIDATED STATEMENTS OF OPERATIONS

(In thousands, except per share data)

(Unaudited)

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2022	2021	2022	2021
Revenues	$175,205	$146,902	$821,354	$415,721
Direct operating expenses	92,866	98,933	500,564	281,890
Selling, general and administrative expenses	57,438	67,992	229,668	206,700
Depreciation and amortization	1,195	734	5,042	5,574

Operating income (loss)	23,706	(20,757)	86,080	(78,443)
Other income (expense):
Interest income	168	23	313	32
Interest expense	(2,577)	(3,146)	(11,735)	(10,561)
Miscellaneous expense, net	(536)	(110)	(726)	(346)

Income (loss) from operations before income taxes	20,761	(23,990)	73,932	(89,318)
Income tax (expense) benefit	5,887	73,146	(25,052)	73,421

Net income (loss)	26,648	49,156	48,880	(15,897)
Less: Net loss attributable to nonredeemable noncontrolling interests	(540)	(464)	(2,251)	(1,943)

Net income (loss) attributable to Madison Square Garden Sports Corp.’s stockholders	$27,188	$49,620	$51,131	$(13,954)

Basic earnings (loss) per common share attributable to Madison Square Garden Sports Corp.’s stockholders	$1.12	$2.05	$2.11	$(0.58)
Diluted earnings (loss) per common share attributable to Madison Square Garden Sports Corp.’s stockholders	$1.11	$2.03	$2.10	$(0.58)
Basic weighted-average number of common shares outstanding	24,277	24,157	24,246	24,129
Diluted weighted-average number of common shares outstanding	24,487	24,422	24,405	24,129

MADISON SQUARE GARDEN SPORTS CORP.

ADJUSTMENTS TO RECONCILE OPERATING INCOME (LOSS) TO

ADJUSTED OPERATING INCOME (LOSS)

The following is a description of the adjustments to operating income (loss) in arriving at adjusted operating income (loss) as described in this earnings release:

•	Deferred rent. This adjustment eliminates the impact of the non-cash portion of rent expense associated with the arena license agreements with MSG Entertainment.

•	Depreciation and amortization. This adjustment eliminates depreciation, amortization and impairments of property and equipment, goodwill and other intangible assets in all periods.

•

Share-based compensation. This adjustment eliminates the compensation expense related to restricted stock units and stock options granted under the Company’s employee stock plan and non-employee director plan in all periods.

•	Restructuring charges. This adjustment eliminates costs related to termination benefits provided to employees as part of the Company’s workforce reduction in August 2020.

•

Remeasurement of deferred compensation liabilities. This adjustment eliminates the impact of gains and losses related to the remeasurement of liabilities under the Company’s executive deferred compensation plan.

	Three Months Ended June 30,		Twelve Months Ended June 30,
	2022	2021	2022	2021
Operating income (loss)	$23,706	$(20,757)	$86,080	$(78,443)
Deferred rent	3,715	10,025	27,305	28,305
Depreciation and amortization	1,195	734	5,042	5,574
Share-based compensation	5,067	4,244	24,245	30,437
Restructuring charges	—	(47)	—	1,597
Remeasurement of deferred compensation plan liabilities	(461)	—	(461)	—

Adjusted operating income (loss)	$33,222	$(5,801)	$142,211	$(12,530)

MADISON SQUARE GARDEN SPORTS CORP.

CONSOLIDATED BALANCE SHEETS

(In thousands, except per share data)

	June 30,
	2022	2021
ASSETS
Current Assets:
Cash and cash equivalents	$91,018	$64,902
Restricted cash	—	7,134
Accounts receivable, net	47,240	74,197
Net related party receivables	28,333	6,420
Prepaid expenses	18,810	16,724
Other current assets	19,868	15,869

Total current assets	205,269	185,246
Property and equipment, net	32,892	35,716
Right-of-use lease assets	686,782	703,521
Amortizable intangible assets, net	636	1,695
Indefinite-lived intangible assets	112,144	112,144
Goodwill	226,955	226,955
Deferred income tax assets, net	—	15,943
Other assets	37,288	28,719

Total assets	$1,301,966	$1,309,939

MADISON SQUARE GARDEN SPORTS CORP.

CONSOLIDATED BALANCE SHEETS (continued)

(In thousands, except per share data)

	June 30,
	2022	2021
LIABILITIES AND EQUITY
Current Liabilities:
Accounts payable	$11,263	$2,226
Net related party payables	19,624	17,089
Debt	30,000	30,000
Accrued liabilities:
Employee related costs	119,279	90,269
League-related accruals	75,269	39,276
Other accrued liabilities	6,796	16,442
Operating lease liabilities, current	43,699	41,951
Deferred revenue	132,369	131,025

Total current liabilities	438,299	368,278
Long-term debt	220,000	355,000
Operating lease liabilities, noncurrent	699,587	691,152
Defined benefit obligations	5,005	6,283
Other employee related costs	43,411	57,740
Deferred tax liabilities, net	8,917	—
Deferred revenue, noncurrent	31,122	31,603
Other liabilities	1,002	1,749

Total liabilities	1,447,343	1,511,805

Commitments and contingencies
Madison Square Garden Sports Corp. Stockholders’ Equity:
Class A Common stock, par value $0.01, 120,000 shares authorized; 19,697 and 19,587 shares outstanding as of June 30, 2022 and 2021, respectively	204	204
Class B Common stock, par value $0.01, 30,000 shares authorized; 4,530 shares outstanding as of June 30, 2022 and 2021	45	45
Preferred stock, par value $0.01, 15,000 shares authorized; none outstanding as of June 30, 2022 and 2021	—	—
Additional paid-in capital	17,573	23,102
Treasury stock, at cost, 751 and 861 shares as of June 30, 2022 and 2021, respectively	(128,026)	(146,734)
Accumulated deficit	(35,699)	(78,898)
Accumulated other comprehensive loss	(1,186)	(2,027)

Total Madison Square Garden Sports Corp. stockholders’ equity	(147,089)	(204,308)
Nonredeemable noncontrolling interests	1,712	2,442

Total equity	(145,377)	(201,866)

Total liabilities and equity	$1,301,966	$1,309,939

MADISON SQUARE GARDEN SPORTS CORP.

SELECTED CASH FLOW INFORMATION

(Dollars in thousands)

(Unaudited)

	Twelve Months Ended June 30,
	2022	2021
Net cash provided by (used in) operating activities	$178,056	$(35,326)
Net cash used in investing activities	(2,932)	(466)
Net cash (used in) provided by financing activities	(156,142)	17,155

Net increase (decrease) in cash, cash equivalents and restricted cash	18,982	(18,637)

Cash, cash equivalents and restricted cash at beginning of period	72,036	90,673

Cash, cash equivalents and restricted cash at end of period	$91,018	$72,036